EXHIBIT 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of September 2009, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa, S.A. Institucion de Banca Multiple Grupo Financiero Inbursa.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Bronco Drilling Company, Inc., a Delaware corporation, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: September 22, 2009	CARLOS SLIM HELÚ

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	CARLOS SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	MARCO ANTONIO SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	PATRICK SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	MARIA SOUMAYA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	VANESSA PAOLA SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	JOHANNA MONIQUE SLIM DOMIT

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	INMOBILIARIA CARSO, S.A. DE C.V.

	By:	/s/ Eduardo Valdes Acra
Name: Eduardo Valdes Acra
Title: Attorney-In-Fact**

Dated: September 22, 2009	BANCO INBURSA, S.A. INSTITUCION DE BANCA MULTIPLE GRUPO
FINANCIERO INBURSA

	By:	/s/ Raul Humberto Zepeda Ruiz
Name: Raul Humberto Zepeda Ruiz
Title: Attorney-In-Fact***

** The Powers of Attorney given by the members of the Slim Family and Inmobiliaria were previously filed with the Securities and Exchange Commission on October 22, 2008, as exhibits to a statement on Schedule 13G filed by the Reporting Persons with respect to Bronco Drilling Company, Inc.

*** The Power of Attorney given by Banco Inbursa was previously filed with the Securities and Exchange Commission on February 14, 2005, as an exhibit to a statement on Schedule 13G filed by the Slim Family, Banco Inbursa and certain other persons with respect to MCI, Inc.